UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): August 30, 2024

Primerica, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34680	27-1204330
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1 Primerica Parkway Duluth, Georgia 30099
(Address of Principal Executive Offices, and Zip Code)

(770) 381-1000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PRI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On July 16, 2024, Primerica, Inc. (the “Company”) filed a Current Report on Form 8-K reporting, among other things, that the Company’s Board of Directors authorized management to abandon the Company’s indirect ownership of e-TeleQuote Insurance, Inc. (“ETQ”) by no later than September 30, 2024. ETQ is the Company’s wholly owned subsidiary which operates the Company’s senior health business.

On August 30, 2024, ETQ and an independent, third-party investor (“New Investor”) executed a subscription agreement pursuant to which ETQ will sell to the New Investor newly issued shares of ETQ’s common stock representing approximately 18.9% of ETQ’s outstanding common stock on a post-sale basis (the “Shares”). The sale of the Shares is subject to customary terms and conditions set forth in the subscription agreement and is scheduled to close on September 30, 2024 (the “Closing”). It will be effective at the end of the day.

Immediately following the effective time of the Closing, the Company will irrevocably permanently surrender and relinquish all rights in ETQ without receipt of consideration. As a result, ETQ will be wholly owned by the New Investor and the Company will have no ongoing obligations or responsibilities with respect to ETQ or its business.

The offer and sale of the Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state or foreign securities laws. ETQ issued the Shares in reliance on the exemption from registration provided for under Rule 506(c) of Regulation D (“Regulation D”) promulgated under Section 4(a)(2) of the Securities Act. ETQ relied on this exemption from registration for private placements based in part on the representations made by the New Investor, including representations with respect to the New Investor’s status as an accredited investor, as such term is defined in Rule 501(a) of the Securities Act, and the New Investor’s investment intent. The issuance involved general solicitation in connection with the offering as permitted by Rule 506(c) of Regulation D. No underwriters were involved in the issuance of the Shares, and no underwriting discounts or commissions were paid with respect to such issuance.

Except for historical information contained in this report, the statements in this report are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements contain known and unknown risks and uncertainties that may cause our actual results in future periods to differ materially from anticipated or projected results. Those risks and uncertainties include risk factors that are described in our filings with the Securities and Exchange Commission, which are available in the "Investor Relations" section of the Company’s website at https://investors.primerica.com. The Company assumes no duty to update its forward-looking statements as of any future date.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2024	PRIMERICA, INC.

/s/ Stacey K. Geer
Stacey K. Geer
Executive Vice President and Chief Governance and Risk Officer